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                                                                    EXHIBIT 23.2

                   [Letterhead of Reznick Fedder & Silverman]

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except for Note 15 which is dated April 2, 2001, with respect to the financial statements of On-Site Sourcing, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                      /s/ Reznick Fedder & Silverman

Bethesda, Maryland
January 31, 2002